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                                                                     Exhibit 5.1

                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                               919 THIRD AVENUE
                              NEW YORK, NY 10022
                                (212) 735-3000


                                       February 13, 1996



Western Gas Resources, Inc.
12200 North Pecos Street
Denver, Colorado 80234-3439

          Re:  Western Gas Resources, Inc.
               Registration Statement on Form S-3
               ----------------------------------

Dear Gentlemen:

          We have acted as special counsel to Western Gas Resources, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate public offering price of up to $100,000,000 (or the equivalent, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company): (i) senior or subordinated debt securities, in one or more series (the "Debt Securities"), which may be issued under an Indenture (the "Indenture") proposed to be entered into between the Company and Texas Commerce Bank National Association, as trustee (the "Trustee"); (ii) shares of preferred stock, par value $.10 per share (the "Preferred Stock"), in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); and (iii) shares of common stock, par value $.10 per share (the "Common Stock"), in one or more series. The Debt Securities, the Preferred Stock, the Depositary Shares and the Common Stock are collectively referred to herein as the "Offered Securities."
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Western Gas Resources, Inc.
February 13, 1996
Page 2


          This opinion is delivered in accordance with the requirements of Items 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of Registration Statement relating to the Offered Securities; (ii) the form of the Indenture, filed as an exhibit to the Registration Statement; (iii) the form of underwriting agreement that may be entered into between the Company and one or more underwriters to be named therein in connection with any offering of the Debt Securities (the "Debt Underwriting Agreement"), filed as an exhibit to the Registration Statement; (iv) the form of underwriting agreement that may be entered into between the Company and one or more underwriters to be named therein in connection with any offering of Preferred Stock or Depositary Shares (the "Preferred Stock Underwriting Agreement"), filed as an exhibit to the Registration Statement; (v) the form of underwriting agreement that may be entered into between the Company and one or more underwriters to be named therein in connection with any offering of Common Stock (the "Common Stock Underwriting Agreement"), filed as an exhibit to the Registration Statement;
(vi) the form of Certificate of Designation (the "Certificate of Designation") that may be filed with the Secretary of State of the State of Delaware with respect to a series of Preferred Stock, filed as an exhibit to the Registration Statement; (vii) the form of deposit agreement (the "Deposit Agreement") that may be entered into among the Company, a depositary to be appointed by the Company (the "Depositary") and the holders from time to time of Receipts issued thereunder in connection with any offering of Depositary Shares, including the form of Receipt evidencing the Depositary Shares included as Annex A to the Deposit Agreement, filed as an exhibit to the Registration Statement; (viii) the Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of Delaware; (ix) the By-laws of the Company as currently in effect; (x) a specimen of the share certificate used to represent
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Western Gas Resources, Inc.
February 13, 1996
Page 3


shares of the Common Stock; and (xi) resolutions adopted to date by the Board of Directors of the Company (the "Board of Directors") relating to the issuance of the Offered Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have also assumed that (i) the liquidation preference of a share of the Preferred Stock will exceed the par value thereof, (ii) the stock certificates evidencing the Preferred Stock to be issued will be duly established in accordance with the provisions of the Delaware General Corporation Law and (iii) the stock certificates evidencing the shares of Common Stock to be issued will conform to the specimen thereof examined by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the Bar in the States of New York and Delaware, and we do not ex-
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Western Gas Resources, Inc.
February 13, 1996
Page 4


press any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein, and this opinion is limited to laws, rules and regulations as in effect on the date hereof.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;
(iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Indenture so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the Debt Underwriting Agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture in the form filed as an exhibit to the Registration Statement or any amendment thereto and delivered by the proper officers of the Company to the purchasers thereof against payment of the
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Western Gas Resources, Inc.
February 13, 1996
Page 5


agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, (1) the Offered Debt Securities, when issued and sold in accordance with the terms of the Indenture and the related Debt Underwriting Agreement, if any, or any other duly authorized, executed and delivered applicable purchase or agency agreement, will be valid and binding obligations of the Company entitled to the benefit of the Indenture and enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and except that enforcement thereof may also be limited by (x) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (y) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States and (2) if the Offered Debt Securities are convertible into Common Stock, the indeterminate number of shares of Common Stock initially issuable upon conversion of the Offered Debt Securities when so issued will be duly authorized, validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered Debt Securities and the conversion of the Offered Debt Securities in accordance with the terms of the Indenture and assuming certificates representing such shares of Common Stock are duly executed, countersigned, registered and delivered upon such conversion.

          We note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency, currency unit or
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Western Gas Resources, Inc.
February 13, 1996
Page 6


composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, a currency unit or composite currency in which a particular Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgement.

          2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock; (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (v) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Company's Certificate of Incorporation including the Certificate of Designation relating to the Offered Preferred Stock and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the Preferred Stock Underwriting Agreement with respect to the shares of the Offered Preferred Stock has been
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Western Gas Resources, Inc.
February 13, 1996
Page 7


duly authorized, executed and delivered by the Company and the other parties thereto; and (vii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, (1) the shares of the Offered Preferred Stock, when issued and sold in accordance with the related Preferred Stock Underwriting Agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof; and (2) if the Offered Preferred Stock is convertible into Common Stock, the indeterminate number of shares of Common Stock initially issuable upon conversion of the Offered Preferred Stock when so issued will be duly authorized, validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered Preferred Stock and the conversion of the Offered Preferred Stock in accordance with the terms of the Certificate of Designation and assuming certificates representing such shares of Common Stock are duly executed, countersigned, registered and delivered upon such conversion.

          3. With respect to Depositary Shares representing fractional interests in any Offered Preferred Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Depositary Shares and related matters, including the adoption of the Certifi-
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Western Gas Resources, Inc.
February 13, 1996
Page 8


cate of Designation for the related Offered Preferred Stock; (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (v) the Deposit Agreement has been duly executed and delivered; (vi) the terms of the Depositary Shares and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Deposit Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the related Offered Preferred Stock that is represented by Depositary Shares has been duly authorized, validly issued and delivered to the Depositary for deposit in accordance with the laws of the States of Delaware and New York; (viii) if the Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the Preferred Stock Underwriting Agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; and (ix) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Offered Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

          4. There is no provision in the Certificate of Incorporation or in the Certificate of Designation which purports to restrict the surplus of the Company by reason of the excess of the liquidation preference of the shares of Preferred Stock over their par value. The applicable Provisions of the Delaware General Corporation Law, 8 Del. C. (S)(S) 154 and 170(a), which define capital and surplus of a Delaware corporation available for the payment of dividends, do not purport to restrict such surplus by reason of any such excess. Moreover, we are not aware of any applicable provisions of the Constitution of the State of Delaware nor any controlling Dela-
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Western Gas Resources, Inc.
February 13, 1996
Page 9


ware case law which would suggest that surplus would be restricted by the excess of the liquidation preference over the par value of the shares of Preferred Stock.

          Accordingly, while there are no authorities specifically addressing this issue, it is our opinion that (i) there should be no restriction upon the surplus of the Company available for the payment of dividends on any outstanding capital stock of the Company solely by reason of the fact that the liquidation preference of any shares of any series of Preferred Stock exceeds the par value of such shares and (ii) no remedy should be available to the holders of shares of any series of Preferred Stock before or after payment of any dividend solely because such dividend would reduce the surplus of the Company to an amount less than the amount of such excess, assuming that the payment of such dividend is in accordance with the provisions of the Delaware General Corporation Law, and of the Certificate of Incorporation including the applicable Certificate of Designation.

          5. With respect to any offering of any Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; (iv) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of incorporation and By-laws so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (v) if the Common Stock is to be sold
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Western Gas Resources, Inc.
February 13, 1996
Page 10


pursuant to a firm commitment underwritten offering, the Common Stock Underwriting Agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) certificates representing the shares of Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of Common Stock, when issued and sold in accordance with the related Common Stock Underwriting Agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

          We hereby consent to the filing of this opinion with the Commission as Exhibits 5.1 and 7.1 to the Registration Statement. We also consent to the appearance of the firm's name under the heading "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.


                               Very truly yours,


                               Skadden, Arps, Slate, Meagher & Flom